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                                                                  EXHIBIT 10.11


                                 PROMISSORY NOTE

$1,000,000                                             Newport Beach, California
                                                               February 10, 2003

         FOR VALUE RECEIVED, TANGIBLE ASSET GALLERIES, INC., a Nevada corporation (hereinafter referred to as "OBLIGOR"), promises to pay to SILVANO DIGENOVA (hereinafter referred to as "HOLDER"), the principal sum of $1,000,000, together with simple interest, which shall accrue at a rate of 9.0% per annum from the date hereof, on the principal sum of this Note from time to time outstanding.

         1. Obligor shall pay principal installments in an amount of $50,000.00 each, on the last day of each calendar quarter, commencing September 30, 2003, until paid in full.

                  (a) All interest as accrues on the unpaid balance of this Note shall be paid on a monthly basis, on the last day of each month after the date hereof.

                  (b) A late fee of 2.0% of the installment due shall be imposed if such installment is not timely paid in accordance herewith.

                  (c) Notwithstanding the foregoing, upon the occurrence and continuance of a failure to pay an installment on this Note when due (an "EVENT OF DEFAULT"), this Note shall, at the option of the Holder of this Note, become immediately due and payable upon written notice to Obligor during the continuance of such event of Default and, in such event, the Holder of this Note shall have and may exercise any and all of the rights and remedies he may have under the laws of the State of California.

         2. All payments on this Note shall be made in lawful money of the United States of America, and all notices by Obligor to the Holder shall be sent by first class mail and if so sent shall be deemed received by Holder 72 hours after being deposited in the U.S. mails if addressed to Holder, at 32001 Pacific Coast Highway, Laguna Beach, California 92651 or at such other place as the Holder shall have designated hereafter to Obligor in writing. Obligor shall have the right to prepay any outstanding indebtedness hereunder in whole or in part, at any time.

         3. To secure the payment of this Note and of all other indebtedness now owing or hereafter incurred by Obligor to Holder, Obligor hereby grants to Holder a first priority security interest in Obligor's inventory and accounts receivable, and reconfirms that all obligations hereunder are secured obligations as set forth in Section 3 of the Loan and Security Agreement between Obligor and Holder dated as of April 3, 2002.

         4. The security interest created hereby shall in no way be impaired or otherwise affected by or on account of any indulgence, forbearance, renewal, or extension of this Note or of any other indebtedness created hereby. Obligor hereby waives presentment and notice with respect to the maturity of its obligations under this Note and any other such debts, and hereby agrees that Holder may foreclose its security interest in the Collateral without first filing suit to collect this Note.

         5. Upon failure to pay the indebtedness secured hereby in full maturity, whether stated or by acceleration, Holder is authorized and empowered to sell the whole or any part of the Collateral then held by him in such manner, subject to the security interests of First Bank & Trust and KSH Investment Fund I, LP, as Holder sees fit and is consistent with applicable law. Sale of part of the Collateral shall not exhaust Holder's power of sale, but sales may be made

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from time to time until all the Collateral is sold, or until the debts hereby secured are paid in full. Holder shall receive the proceeds of such sale or sales and shall apply those proceeds in the order stipulated in the relevant provisions of the California Commercial Code. If this Note is placed in the hands of an attorney for collection or is collected in whole or in part through any judicial or arbitral proceedings, Obligor agrees to pay Holder's attorney's fees and costs.

         6. This Note, together with Holder's interest in the Collateral, may not be transferred or assigned by Holder without Obligor's express written consent, and any attempted assignment without such consent shall be void.

         7. This Note shall be governed by and construed in accordance with the laws of the State of California without regard to its conflict of laws principles. Notwithstanding anything to the contrary contained herein, no provision of this Note shall require or permit the charging, payment, or collection of interest at a rate in excess of the maximum lawful rate permitted under California law. If any interest in excess of the lawful rate is provided in this Note, or shall be adjudicated to be so provided, the provisions of this paragraph shall govern and prevail, and Obligor shall not be obligated to pay the excess amount of such interest. If any interest in excess of such maximum lawful rate is paid to or collected by Holder, the full amount of such excess shall be applied toward reduction of the outstanding principal balance or refunded to Obligor, as appropriate, so that in no event shall Holder charge, receive or collect interest at a rate higher than the maximum rate permitted by California law.

Dated: February 10, 2003            TANGIBLE ASSET GALLERIES, INC.


                                    By: /s/ Paul Biberkraut
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                                        Paul Biberkraut, Chief Financial Officer


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